As filed with the Securities and Exchange Commission on June 29, 2007.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	06-1397316 (I.R.S. Employer Identification No.)
251 Ballardvale St., Wilmington, MA (Address of Principal Executive Offices)	01887 (Zip Code)

Charles River Laboratories International, Inc.  2007 Incentive Plan
(Full Title of the Plan)

Joanne P. Acford
Corporate Senior Vice President,
General Counsel and
Corporate Secretary
Charles River Laboratories International, Inc.
251 Ballardvale St.
Wilmington, MA 01887
(978) 658-6000
(Name and Address of Agent for Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	6,300,000 shares	$48.62	$306,306,000	$9,404

(1)
This Registration Statement also relates to such indeterminate number of additional shares of Charles River Laboratories International, Inc. Common Stock as may be required pursuant to the Registrant's 2007 Incentive Plan in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Registrant's capital stock.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high ($51.94) and low ($45.30) prices of the Registrant's Common Stock, $0.01 par value per share, reported on the New York Stock Exchange on June 28, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.*

Item 2. REGISTRANT INFORMATION AND EMPLOYEE ANNUAL PLAN INFORMATION.*

        * The Section 10(a) prospectuses being delivered by Charles River Laboratories International, Inc. (the "Company" or the "Registrant") to participants in the Charles River Laboratories International, Inc. 2007 Incentive Plan (the "Plan") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") which have been reserved for issuance pursuant to the Plan. The information regarding the Plan required in the Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        We hereby incorporate by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

(a)	The Registrant's annual report on Form 10-K for the fiscal year ended December 30, 2006 (File No. 001-15943), as filed with the Securities and Exchange Commission on February 27, 2007;

(b)	The Registrant's quarterly report on Form 10-Q (File No. 001-15943), as filed with the Securities and Exchange Commission on May 9, 2007;

(c)	the Registrant's Proxy Statement for the May 8, 2007 Annual Meeting of Shareholders (File No. 001-15943), as filed with the Securities and Exchange Commission on March 30, 2007; and

(d)
The description of the Registrant's Common Stock, $0.01 par value per share, contained in the Registrant's Registration Statement on Form S-1, filed pursuant to Section 12 of the Exchange Act (No. 333-35524), including any amendment or report filed for the purpose of updating such description.

        All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which de-register all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

        Not applicable.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL

        Joanne P. Acford, who has issued the opinion of the Registrant's law department on the legality of the Common Stock of the Registrant offered hereby, is Corporate Senior Vice President, General Counsel and Corporate Secretary of the Registrant. Ms. Acford owns shares of the Registrant's Common Stock and holds employee stock options to purchase the Registrant's Common Stock.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Charles River Laboratories International, Inc.'s second amended and restated certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Registrant’s second amended and restated certificate of incorporation provides for such limitation of liability.

      The Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty, misstatement, error or omission committed in their capacity as directors or officers of the Registrant. Such policies of insurance also provide coverage to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

Item 8. EXHIBITS.

        The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Documents
4.1**	Form of certificate representing shares of common stock, $0.01 par value per share.
4.2**	Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.
4.3**	By-laws of Charles River Laboratories International, Inc.
5.1*	Opinion of Joanne P. Acford, Esq. as to the legality of the securities being registered.
23.1*	Consent of Joanne P. Acford, Esq. (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1***	Charles River Laboratories International, Inc. 2007 Incentive Plan.

* Filed herewith.

** Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-35524) filed June 23, 2000, and incorporated by reference herein.

***Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 001-15943), as filed on May 9, 2007, and incorporated by reference herein.

Item 9. UNDERTAKINGS.

(a) Charles River Laboratories International, Inc. ("Charles River") hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Charles River hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, as of the 29th day of June 2007.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

By:	/s/ JAMES C. FOSTER
Name: James C. Foster
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Charles River Laboratories International, Inc., hereby severally constitute and appoint James C. Foster, Joanne P. Acford and Thomas F. Ackerman and each of them singly, as true and lawful attorneys-in-fact, with full power of substitution, to sign for us in our names in the capacities indicated below, all additional amendments (including post-effective amendments) to this Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable Charles River Laboratories International, Inc. to comply with the provisions of the Securities Act, and all applicable requirements of the Commission.

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on June 29, 2007.

Signature	Title

/s/ JAMES C. FOSTER	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
James C. Foster

/s/ THOMAS F. ACKERMAN	Corporate Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
Thomas F. Ackerman

/s/ STEPHEN D. CHUBB	Director
Stephen D. Chubb

/s/ GEORGE E. MASSARO	Director
George E. Massaro

/s/ GEORGE M. MILNE	Director
George M. Milne

/s/ DOUGLAS E. ROGERS	Director
Douglas E. Rogers

/s/ SAMUEL O. THIER	Director
Samuel O. Thier

/s/ WILLIAM H. WALTRIP	Director
William H. Waltrip

Exhibit Index

Exhibit No.	Description of Documents
4.1**	Form of certificate representing shares of common stock, $0.01 par value per share.
4.2**	Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.
4.3**	By-laws of Charles River Laboratories International, Inc.
5.1*	Opinion of Joanne P. Acford, Esq. as to the legality of the securities being registered.
23.1*	Consent of Joanne P. Acford, Esq. (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1***	Charles River Laboratories International, Inc. 2007 Incentive Plan.

* Filed herewith

** Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-35524) filed June 23, 2000, and incorporated by reference herein.

*** Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 001-15943), as filed on May 9, 2007, and incorporated by reference herein.